EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Portlogic Systems Inc. (the “Company”) on Form 10-Q for the three months ended August 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

i.	The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and Result of operations of the company.

IN WITNESS WHEREOF, the undersigned have executed this certification as of the 31st day of October, 2016.

/s/ Michael De Valera
By: Michael De Valera
Principal Executive Officer

/s/ Jueane Thiessen
By: Jueane Thiessen
Principal Accounting Officer, Treasurer, and Secretary